EX-28.d.1.a
Exhibit A
Investment Advisory Agreement
Between Nationwide Variable Insurance Trust and
Nationwide Fund Advisors
Effective May 1, 2007;
Amended May 1, 2010†

Funds of the Trust	Advisory Fees
NVIT Nationwide Fund	0.60% on assets up to $250 million
0.575% on assets of $250 million or more but less than $1 billion
0.55% on assets of $1 billion or more but less than $2 billion
0.525% on assets of $2 billion or more but less than $5 billion
0.50% for assets of $5 billion or more

NVIT Growth Fund	0.60% on assets up to $250 million
0.575% on assets of $250 million and more but less than $1 billion
0.55% on assets of $1 billion and more but less than $2 billion
0.525% on assets of $2 billion and more but less than $5 billion
0.50% for assets of $5 billion and more

NVIT Government Bond Fund	0.50% on assets up to $250 million
0.475% on assets of $250 million and more but less than $1 billion
0.45% on assets of $1 billion and more but less than $2 billion
0.425% on assets of $2 billion and more but less than $5 billion
0.40% for assets of $5 billion and more

NVIT Money Market Fund	0.40% on assets up to $1 billion
0.38% on assets of $1 billion and more but less than $2 billion
0.36% on assets of $2 billion and more but less than $5 billion
0.34% for assets of $5 billion and more

NVIT S&P 500 Index Fund	0.13% on assets up to $1.5 billion
0.12% on assets of $1.5 billion and more but less than $3 billion
0.11% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Van Kampen NVIT Comstock Value Fund	0.80% on assets up to $50 million
0.65% for assets of $50 million and more but less than $250 million
0.60% on assets of $250 million and more but less than $500 million
0.55% for assets of $500 million and more

Gartmore NVIT Worldwide Leaders Fund	0.80% on assets up to $50 million 0.75% for assets of $50 million and more

Federated NVIT High Income Bond Fund	0.80% on assets up to $50 million 0.65% for assets of $50 million and more but less than $250 million
0.60% on assets of $250 million and more but less than $500 million
0.55% for assets of $500 million and more

NVIT Multi Sector Bond Fund	0.75% on assets up to $200 million
0.70% for assets of $200 million and more

NVIT Mid Cap Index Fund	0.22% on assets up to $1.5 billion
0.21% on assets of $1.5 billion and more but less than $3 billion
0.20% on assets of $3 billion and more

NVIT Multi-Manager Small Cap Growth Fund	0.95% of the Fund’s average daily net assets

NVIT Multi-Manager Small Cap Value Fund	0.90% on assets up to $200 million 0.85% for assets of $200 million and more

NVIT Multi-Manager Small Company Fund	0.93% of the Fund’s average daily net assets

NVIT Technology and Communications Fund*	0.78% on assets up to $500 million
0.73% on assets of $500 million or more but less than $2 billion
0.68% for assets of $2 billion and more

Funds of the Trust	Advisory Fees
NVIT Health Sciences Fund*	0.80% on assets up to $500 million
0.75% on assets of $500 or more but less than $2 billion
0.70% for assets of $2 billion and more

NVIT U.S. Growth Leaders Fund*	0.68% on assets up to $500 million
0.62% on assets of $500 million or more but less than $2 billion
0.59% on assets of $2 billion and more

NVIT Investor Destinations Aggressive Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderately Aggressive Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Capital Appreciation Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderate Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Balanced Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderately Conservative Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Conservative Fund	0.13% of the Fund’s average daily net assets

NVIT Nationwide Leaders Fund*	0.70% on assets up to $500 million
0.60% on assets of $500 million or more but less than $2 billion
0.55% on assets of $2 billion and more

NVIT Multi-Manager International Value Fund	0.75% on assets up to $500 million
0.70% on assets of $500 million or more but less than $2 billion
0.65% on assets of $2 billion and more

NVIT Small Cap Index Fund	0.20% on assets up to $1.5 billion
0.19% on assets of $1.5 billion and more but less than $3 billion
0.18% on assets of $3 billion and more

NVIT International Index Fund	0.27% on assets up to $1.5 billion
0.26% on assets of $1.5 billion and more but less than $3 billion
0.25% on assets of $3 billion and more

NVIT Bond Index Fund	0.22% on assets up to $1.5 billion
0.21% on assets of $1.5 billion and more but less than $3 billion
0.20% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
NVIT Emerging Markets Fund	0.95% on assets up to $500 million
0.90% on assets of $500 million and more but less than $2 billion
0.85% for assets of $2 billion and more

Gartmore NVIT International Equity Fund	0.80% on assets up to $500 million 0.75% on assets of $500 million and more but less than $2 billion
0.70% for assets of $2 billion and more

NVIT Global Financial Services Fund*	0.80% on assets up to $500 million 0.75% on assets of $500 million and more but less than $2 billion
0.70% for assets of $2 billion and more

Gartmore NVIT Global Utilities Fund*	0.60% on assets up to $500 million 0.55% on assets of $500 million and more but less than $2 billion
0.50% for assets of $2 billion and more

NVIT Developing Markets Fund	0.95% on assets up to $500 million
0.90% on assets of $500 million and more but less than $2 billion
0.85% for assets of $2 billion and more

NVIT Enhanced Income Fund	0.35% on assets up to $500 million
0.34% on assets of $500 million and more but less than $1 billion
0.325% for assets of $1 billion and more but less than $3 billion
0.30% on assets of $3 billion and more but less than $5 billion
0.285% on assets of $5 billion and more but less than $10 billion
0.275% on assets of $10 billion and more

NVIT Multi-Manager Large Cap Growth Fund	0.65% on assets up to $1 billion 0.60% on assets of $1 billion and more

NVIT Multi-Manager Mid Cap Growth Fund	0.75% on assets up to $1 billion 0.70% on assets of $1 billion and more

NVIT Multi-Manager International Growth Fund	0.85% on assets up to $1 billion
0.80% on assets of $1 billion and more

NVIT Core Bond Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more

NVIT Core Plus Bond Fund	0.45% of the Fund’s average daily net assets

Neuberger Berman NVIT Socially Responsible Fund	0.65% on assets up to $1 billion
0.60% on assets of $1 billion and more

Funds of the Trust	Advisory Fees
Neuberger Berman NVIT Multi Cap Opportunities Fund	0.60% on assets up to $1 billion 0.55% on assets of $1 billion and more

NVIT Real Estate Fund	0.70% of the Fund’s average daily net assets

NVIT Cardinal Conservative Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Moderately Conservative Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Balanced Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Moderate Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Capital Appreciation Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Moderately Aggressive Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Aggressive Fund	0.20% of the Fund’s average daily net assets

NVIT Multi-Manager Mid Cap Value Fund	0.75% on assets up to $1 billion
0.73% on assets of $1 billion and more

NVIT Short Term Bond Fund	0.35% of the Fund’s average daily net assets

NVIT Multi-Manager Large Cap Value Fund	0.65% on assets up to $1 billion
0.60% on assets of $1 billion and more

Templeton NVIT International Value Fund	0.75% on assets up to $1 billion
0.70% on assets of $1 billion and more

AllianceBernstein NVIT Global Fixed Income Fund	0.55% of the Fund’s average daily net assets

Oppenheimer NVIT Large Cap Growth Fund	0.50% of the Fund’s average daily net assets

American Century NVIT Multi Cap Value Fund	0.57% of the Fund’s average daily net assets

†	As approved at the Board Meeting held on March 11, 2010

*	Currently anticipated to merge out of existence, subject to shareholder approval, on or about April 30, 2010.
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     IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST NATIONWIDE VARIABLE INSURANCE TRUST
By:
Name:
Title:

ADVISER NATIONWIDE FUND ADVISORS
By:
Name:
Title: